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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



                     DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A
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             (Exact name of registrant as specified in its charter)

              Delaware                                   13-3770955
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(State of incorporation of organization)    (I.R.S. Employer Identification No.)

  1201 North Market Street, Suite 1406            Wilmington, Delaware 19801
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(Address of principal executive offices)                (Zip Code)


Securities to be registered pursuant to Section 12(g) of the Act:

   Title of each class                Name of each exchange on which each class
   to be so registered                is to be registered

         NONE                                          NONE

Securities to be registered pursuant to section 12(g) of the Act:

                    6.05% Asset Backed Certificates, Class A
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                                (Title of class)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /


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ITEM 1.  Description of Registrant's Securities to be Registered.

The answer to this Item is contained under the caption "The Certificates" contained in the Prospectus as part of the Form S-1 Registration Statement of the Registrant, filed with the Commission under the Securities Act of 1933 on October 7, 1997 (the "Registration Statement").


ITEM 2.  Exhibits.

1.   Specimen 6.05% Asset Backed Certificate, Class A. 1

2. Pooling and Servicing Agreement among Daimler-Benz Vehicle Receivables Corporation, Mercedes-Benz Credit Corporation and Citibank, N.A. dated as of October 1, 1997. 1























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     1    Incorporated by reference to Amendment No. 1 to the Trust's
          Registration statement on Form S-1 (Registration No. 333-35525) as filed with the Commission on October 7, 1997.



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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   DAIMLER-BENZ AUTO GRANTOR TRUST 1997-A


                                   By:  MERCEDES-BENZ CREDIT CORPORATION
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                                        (Servicer)


                                   By:      /s/ David A. Klanica
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                                        Name:  David A. Klanica
                                        Title: Director of Accounting Services,
                                        Authorized Officer